Exhibit 99.1

Vector Group Announces Completion of Douglas Elliman Spin-off

Vector Group will Continue to Trade on the NYSE under the Symbol “VGR”

MIAMI, FL— December 30, 2021 — Vector Group Ltd. (NYSE: VGR) (“Vector Group”) has completed the spin-off of Douglas Elliman Inc. (“Douglas Elliman”) into a standalone, publicly traded company. Douglas Elliman’s common stock will begin “regular way” trading on the New York Stock Exchange (“NYSE”) on December 30, 2021 under the symbol “DOUG” and Vector Group will continue to trade on the NYSE under the symbol “VGR”.

Vector Group will continue to operate its tobacco business, which includes the manufacturing and sale of cigarettes in the U.S. through its subsidiaries Liggett Group LLC and Vector Tobacco Inc., and will continue to own interests in numerous properties and real estate projects across the U.S. through New Valley LLC.

“Vector Group is well positioned to continue driving revenue growth and margin improvement by strengthening our tobacco brand portfolio and continuing to improve operating efficiency,” said Howard M. Lorber, Chairman and Chief Executive Officer of Vector Group. “This spin-off enables Vector Group to continue capitalizing on the attractive value proposition in the deep discount segment of the tobacco market and enhances our strategic flexibility as a standalone company.”

At 11:59 p.m. ET on December 29, 2021, Vector Group distributed all of the outstanding shares of Douglas Elliman common stock to Vector Group’s common stockholders. Each Vector Group common stockholder (including Vector Group common stock underlying outstanding Vector Group stock option awards and restricted stock awards) received one share of Douglas Elliman common stock for every two shares of Vector Group common stock held as of the close of business on December 20, 2021, the record date.

The receipt of Douglas Elliman common stock in the distribution is tax-free to Vector Group stockholders for United States federal income tax purposes (other than Vector Group common stock underlying outstanding Vector Group stock option awards and restricted stock awards). Vector Group encourages stockholders to consult with their tax advisors with respect to United States federal, state, local and foreign tax consequences of the spin-off.

Jefferies LLC served as financial advisor to Vector Group and Sullivan & Cromwell LLP served as legal counsel to Vector Group and Douglas Elliman.

About Vector Group Ltd.

Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc. and New Valley LLC. Additional information concerning Vector Group is available on its website, www.VectorGroupLtd.com.

Investors and others should note that we may post information about Vector Group or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Vector Group to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.

Special Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to, economic outlook, capital expenditures, cost reduction, cash flows, operating performance, growth expectations, competition, legislation and regulations, litigation, and related industry developments (including trends affecting our business, financial condition and results of operations).

Forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may be,” “objective,” “opportunistically,” “plan,” “potential,” “predict,” “project,” “prospects,” “seek,” and “will be” and similar words or phrases or their negatives. Forward-looking statements involve important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Actual results could differ materially for a variety of reasons. In particular, the extent, duration and severity of the spread of the COVID-19 pandemic and economic consequences stemming from the COVID-19 crisis (including a potential significant economic contraction) as well as related risks and the impact of any of the foregoing on our business, results of operations and liquidity could affect our future results and cause actual results to differ materially from those expressed in forward-looking statements. Further information on the risks and uncertainties to the business of Vector Group include the risk factors described in the filings of Vector Group with the SEC.

The forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws.

Contacts

Emily Claffey / Benjamin Spicehandler / Columbia Clancy

Sard Verbinnen & Co

212-687-8080

Eve Young

Sard Verbinnen & Co—Europe

+44 (0)20 3178 8914

For financial inquiries:

J. Bryant Kirkland III, Vector Group Ltd.

305-579-8000